Exhibit 99.1

American Express Global Business Travel, the
world’s leading B2B travel platform, to go public
via combination with Apollo Strategic Growth Capital

•	American Express Global Business Travel delivers unrivaled value, choice and experiences through its leading B2B travel platform

•	American Express Global Business Travel and Apollo Strategic Growth Capital to combine at pro forma market capitalization of $5.3 billion

•	Transaction to provide up to $1.2 billion of gross proceeds, including an upsized and oversubscribed fully committed $335 million PIPE investment at $10.00 per common share with key investors including Apollo, Ares, HG Vora, Sabre and Zoom

•	Listing on New York Stock Exchange anticipated to accelerate growth strategy and provide additional investment capacity

•	New shareholders to join existing investors American Express Company, Certares and Expedia Group

New York – December 3, 2021 – American Express Global Business Travel (“GBT”), the world’s leading B2B travel platform, today announced its entry into a definitive business combination agreement with special purpose acquisition company Apollo Strategic Growth Capital (NYSE: APSG) (“APSG”). The combination is expected to create the world’s largest publicly traded B2B travel platform, which plans to list on the New York Stock Exchange (“NYSE”) under the new ticker symbol “GBTG”. Becoming a public company positions GBT to accelerate its existing growth strategy, while providing additional investment capacity and flexibility to create more value and choice for customers.

Communications platform company Zoom Video Communications; global travel technology company Sabre; APSG’s sponsor; an affiliate of alternative asset manager Apollo; funds managed by the private equity group of Ares Management Corporation (“Ares”); and investment adviser HG Vora, are among a new group of strategic and institutional investors committed to joining GBT’s upsized, oversubscribed PIPE. Upon the closing of the transaction, these companies will join American Express Company, one of the world’s largest payment and card services providers, Expedia Group, one of the world’s largest online travel businesses, and Certares, a travel investment specialist, as shareholders.

Paul Abbott, GBT’s Chief Executive Officer, said: “Becoming a public company will be a historic milestone on GBT’s growth journey. Commitments from new investors like Zoom, Sabre, Apollo, Ares and HG Vora are a huge vote of confidence in our business and the future of business travel, and meetings and events. We expect that becoming a listed company will give us the additional investment capacity to strengthen our commitment to providing unrivaled value, choice and experiences to our customers and partners.”

Sanjay Patel, CEO of APSG and Partner at Apollo, said: “We are delighted to support Paul and the GBT team alongside American Express Company, Expedia Group, Certares and the PIPE investors. We look forward to executing this combination and to supporting GBT’s future growth as a public company.”

Itai Wallach, Partner at Apollo, said: “American Express Global Business Travel is an industry leader with an incredible brand, strong management team and highly strategic shareholder base. This combination is an exciting and unique opportunity to support a leading company with strong staying power and the opportunity to accelerate its growth as a public company.”

Kelly Steckelberg, Chief Financial Officer at Zoom, said: “We are thrilled to invest in GBT and look forward to working with their talented team as they strive to deliver innovative and engaging virtual, face-to-face, and hybrid meeting and event experiences. Companies are increasingly looking for experts and best-in-class technology solutions for meetings and events in the new hybrid world, as evidenced by the demand for Zoom Events.

“Our companies share a relentless focus on the customer experience, and we are excited to leverage our Zoom Events solution to collaborate with GBT to bring unmatched meeting services to businesses of all sizes around the world,” added Steckelberg.

Under an 11-year agreement to take effect upon closure of the transaction, GBT will continue to have the right to use the American Express trademark in connection with the American Express Global Business Travel and American Express GBT Meetings & Events brands.

GBT Investment Highlights

o	Global leader in a $1.4 trillion industry with significant runway for growth
o	Leading B2B travel platform, with strong brand and strategic shareholders
o	Unique model with strong value proposition to customers and suppliers enabled by cutting-edge technology
o	Multiple avenues to accelerate growth and create value
o	Well-positioned for recovery in the large and resilient travel sector
o	Proven value creation through M&A and operational expertise
o	Strong financial performance, with proven track record of growth and profitability

Transaction Overview

The transaction implies a pro forma market capitalization of approximately $5.3 billion and a pro forma enterprise valuation of approximately $5 billion for GBT (assuming no redemptions by APSG’s shareholders).

Current GBT common equity holders are expected to roll their existing equity holdings into the combined company. The transaction is expected to provide up to approximately $1.2 billion in gross proceeds, comprised of APSG’s approximately $817 million of cash held in trust and the upsized $335 million fully committed common stock PIPE financing (the “PIPE Investment”). All references to transaction proceeds are subject to any redemptions by the public shareholders of APSG and payment of transaction expenses.

In addition, GBT has obtained commitments for an additional $1 billion term loan facility to be established under its existing credit agreement to repay approximately $600 million of certain existing term loan facilities and to provide an incremental $400 million of financing for general corporate purposes, including to backstop potential redemptions.

Both GBT and APSG boards of directors have approved the proposed transaction, which is expected to be completed in the first half of 2022 subject to the satisfaction of customary closing conditions, including approval of the business combination by APSG’s shareholders and certain regulatory approvals.

Upon the closing of the transaction, the combined company will be renamed Global Business Travel Group, Inc. and will continue to conduct its day-to-day business under its existing name and brand American Express Global Business Travel.

Webcast Information

GBT and APSG have posted a pre-recorded joint investor conference call and associated presentation materials to investors.amexglobalbusinesstravel.com to discuss the proposed transaction. The investor presentation will also be filed with the Securities and Exchange Commission (“SEC”) by APSG as an exhibit to a Current Report on Form 8-K which can be viewed on the SEC’s website at www.sec.gov.

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Advisors

Credit Suisse, Goldman Sachs and Morgan Stanley & Co. LLC are acting as financial advisors to GBT. Skadden, Arps, Slate, Meagher & Flom LLP and Steptoe & Johnson LLP are acting as legal advisors to GBT.

Evercore is acting as financial and capital markets advisor to APSG. Houlihan Lokey also served as a financial advisor to APSG. Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel to APSG.

Morgan Stanley & Co. LLC, Apollo Global Securities, Credit Suisse and Evercore acted as placement agents to APSG for the PIPE Investment. Kirkland & Ellis LLP acted as legal counsel to the placement agents.

About American Express Global Business Travel

American Express Global Business Travel (GBT) is the world’s leading B2B travel platform, providing software and services to manage travel, expenses, and meetings & events for companies of all sizes. We have built the most valuable marketplace in B2B travel to deliver unrivalled choice, value and experiences. With travel professionals in more than 140 countries, our customers and travelers enjoy the powerful backing of American Express Global Business Travel.

Visit amexglobalbusinesstravel.com for more information about GBT.

About Apollo Strategic Growth Capital

Apollo Strategic Growth Capital is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including market size and growth opportunities, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “predicts,” “projects,” “should,” “could,” “would,” “may,” “will,” “continue,” “forecast” or other similar expressions. All forward-looking statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of GBT and APSG as of the date of this press release, and may include, without limitation, changes in general economic conditions as a result of COVID-19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this press release should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

The forward-looking statements contained in this press release are subject to a number of factors, risks and uncertainties, some of which are not currently known to GBT or APSG. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of APSG's Annual Report on Form 10-K/A filed with the SEC on November 29, 2021 (the “annual report”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from expected results contained in the forward-looking statements. Most of these factors are outside APSG’s and GBT’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against APSG or GBT following the announcement of the transaction; (2) the inability to complete the business combination, including due to the inability to concurrently close the business combination and the PIPE or due to failure to obtain approval of the shareholders of APSG; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the business combination; (4) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (5) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (6) costs related to the business combination; (7) changes in the applicable laws or regulations; (8) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (9) the impact of the global COVID-19 pandemic; and (10) other risks and uncertainties described in APSG’s annual report. APSG and GBT caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Neither APSG nor GBT undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or purchase, or a solicitation of an offer to sell, buy or subscribe for, any securities in any jurisdiction, or a solicitation of any proxy, vote, consent or approval relating to the business combination or otherwise in any jurisdiction, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions.

Additional Information and Where to Find It

In connection with the proposed business combination, APSG intends to file a registration statement on Form S-4 with the SEC containing a preliminary prospectus and a preliminary proxy statement, and after the registration statement is declared effective, APSG will mail a definitive proxy statement/prospectus relating to the proposed business combination to its shareholders. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. APSG’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about GBT, APSG and the proposed business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of APSG as of a record date to be established for voting on the proposed business combination. Such shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Apollo Strategic Growth Capital, 9 West 57th Street, 43rd Floor, New York, NY 10019, Attention: James Crossen (212) 515-3200.

Participants in the Solicitation

APSG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of APSG with respect to the business combination. Information regarding APSG’s directors and executive officers is contained in APSG’s Annual Report on Form 10-K/A for the year ended December 31, 2020, which was filed with the SEC on November 29, 2021. Additional information regarding such participants will be contained in the proxy statement/prospectus relating to the proposed business combination and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

GBT and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from APSG’s shareholders in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus relating to the proposed business combination when available.

Contacts

American Express Global Business Travel

Media:
Martin Ferguson
Vice President Global Communications and Public Affairs
martin.ferguson@amexgbt.com

Investors:
Barry Sievert
Vice President Investor Relations, American Express Global Business Travel
investor@amexgbt.com

Apollo Strategic Growth Capital

Media:
communications@apollo.com

Investors:
info@apollostrategicgrowthcapital.com

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